Exhibit 10.16

AMENDMENT TO PERFORMANCE-BASED

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Amendment (“Amendment”) to the Performance-Based Restricted Stock Unit Award Agreement (the “Award Agreement”), dated as of December 19, 2025, by and between (“Grantee”) and Primis Financial Corp. (the “Company”) is effective as of December 17, 2025 (the “Effective Date”).

WITNESSETH

WHEREAS, the Award Agreement evidences the grant of Performance-Based Restricted Stock Units (“PBRSUs”) under, and pursuant to the terms and conditions of, the Primis Financial Corp. 2017 Equity Compensation Plan (the “2017 Plan”); and

WHEREAS, the Company and Grantee desire to amend the Award Agreement to (i) provide for cash-settlement of the award in certain circumstances, and (ii) modify the impact of a Change in Control (as defined in the Plan) on the PBRSUs, effective as of the Effective Date.

NOW THEREFORE, the parties hereto agree as follows:

1.Section 3 of the Award Agreement shall be deleted in its entirety and replaced with the following:

“3. Conversion to Stock.

(a)The Earned Award shall be converted to shares of Stock on the Determination Date, subject to the Share Cap (as defined below), provided that, except as otherwise provided herein, Grantee remains employed by the Company or a subsidiary of the Company through the last day of the Performance Period. The shares of Stock shall be registered in the name of Grantee as of the Determination Date, and certificates for the shares of Stock (or, at the option of the Company, statements of book entry notation of the shares of Stock in the name of Grantee in lieu thereof) shall be delivered to Grantee or Grantee’s designee upon request of Grantee as soon as practicable after the Determination Date, but no later than sixty (60) days following the Determination Date.

(b)Notwithstanding the foregoing, if the number of shares of Stock underlying the Earned Award are Excess Shares (as defined herein), then in lieu of receiving such Excess Shares, Grantee shall receive an amount in cash equal to the Fair Market Value of a share of Stock on the Determination Date for each Excess Share; provided, however, that such cash payment, plus the value of any additional cash Awards granted to Grantee under the Plan in the calendar year in which the Determination Date occurs, shall not exceed $500,000 in the aggregate. For purposes of this Agreement, the “Share Cap” is equal to the number of shares of Stock underlying the Target Award; and (ii) the “Excess Shares” are any shares of Stock in excess of the Share Cap.”

2.Section 4(b) of the Award Agreement shall be deleted in its entirety and replaced with the following:

“(b)If Grantee’s employment with the Company or a subsidiary of the Company terminates by reason of a termination by the Company or a subsidiary without Cause at any time prior to the last day of the Performance Period, then the Target Award shall vest and (i) the number of Units underlying the Share Cap shall convert to shares of Stock on the date of such termination; and (ii) in lieu of receiving the Excess Shares, Grantee shall receive an amount in cash equal to the Fair Market Value of a share of Stock on the date of termination for each Excess Share, payable within thirty (30) days following the date of such termination; provided, however, that such cash payment, plus the value of any additional cash Awards granted to Grantee under the Plan in the calendar year in which the date of termination occurs, shall not exceed $500,000 in the aggregate.”

3.Section 4(c) of the Award Agreement shall be deleted in its entirety and replaced with the following:

“(c)If Grantee’s employment with the Company or a subsidiary of the Company terminates by reason of Grantee’s death or Disability at any time prior to the last day of the Performance Period, then a pro rata portion of the Target Award shall vest and convert to shares of Stock on the date of such termination (with such pro rata portion determined by multiplying the Target Award by a fraction, the numerator of which shall be the number of months elapsed in the Performance Period prior to Grantee’s death or Disability, and the denominator shall be 36). Notwithstanding the foregoing, if the number of shares of Stock underlying the prorated Target Award are Excess Shares, then in lieu of receiving such Excess Shares, Grantee shall receive an amount in cash equal to the Fair Market Value of a share of Stock on the date of termination for each Excess Share, payable within thirty (30) days following the date of such termination; provided, however, that such cash payment, plus the value of any additional cash Awards granted to Grantee under the Plan in the calendar year in which the date of termination occurs, shall not exceed $500,000 in the aggregate.”

4.The Section 5 of the Award Agreement shall be deleted in its entirety and replaced with the following:

“5.Change of Control.

(a)If there is a Change of Control prior to the last day of the Performance Period, and the Units are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board, then a number of Units shall vest and convert to shares of Stock in an amount equal 100% of the Target Award as of the date of the Change of Control.

(b)If there is a Change of Control prior to the last day of the Performance Period, and the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control in a manner approved by the Committee or the Board, then, as of the date of a CIC Qualifying Termination, a number of Units shall vest and convert to shares of Stock in an amount equal to 100% of the Target Award as of the date of the CIC Qualifying Termination.

(c)If there is a Change of Control after the conclusion of the Performance Period but prior to the Determination Date, then the Earned Award shall vest and convert to shares of Stock on the date of the Change of Control.

(d)Notwithstanding the foregoing, if the number of shares of Stock determined to vest under this Section 5 are Excess Shares, then in lieu of receiving such Excess Shares, Grantee shall receive an amount in cash equal to the Fair Market Value of a share of Stock on the date of the Change of Control, in the case of subsection (a) or (c), or as of the date of the CIC Qualifying Termination, in the case of subsection (b), for each Excess Share, payable within thirty (30) days following the Change of Control or CIC Qualifying Termination, as applicable; provided, however, that such cash payment, plus the value of any additional cash Awards granted to Grantee under the Plan in the calendar year in which the Change of Control or CIC Qualifying Termination, respectively, occurs, shall not exceed $500,000 in the aggregate.”

5.The terms of the Award Agreement not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the Effective Date.

PRIMIS FINANCIAL CORP.

/s/ Primis Financial Corp.

By:

Title:

GRANTEE:

/s/ Grantee